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                                                                       EXHIBIT I

                             JOINT FILING AGREEMENT

               In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.01 par value (the "Common Stock"), of Geotek Communications, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 17th day of June, 1998.


                                            GENERAL MOTORS CORPORATION




                                            By: /s/ Martin I. Darvick
                                               ----------------------------
                                               Name:  Martin I. Darvick
                                               Title: Assistant Secretary


                                            HUGHES ELECTRONICS CORPORATION




                                            By: /s/ Pradman P. Kaul
                                               ----------------------------
                                               Name:  Pradman P. Kaul
                                               Title: Vice President